SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 16, 2004

APPLIED EXTRUSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19188	51-0295865
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 Read’s Way

New Castle, Delaware 19720

(Address of principal executive offices, including zip code)

(302) 326-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                              AMENDMENT TO A MATERIAL DEFINITIVE AGREEMENT

On November 4, 2004, Applied Extrusion Technologies, Inc. (the “Company”) executed the Fifth Amendment to the Restructuring Agreement dated August 24, 2004, an immaterial amendment advancing the Solicitation Expiration Date by two days.  A copy of the Fifth Amendment to the Restructuring Agreement dated as of November 4, 2004 is attached hereto as Exhibit 10.1 and such exhibit is incorporated herein by reference.

Item 3.01.                                              NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD

On November 16, 2004, the Company received a notice from the Nasdaq Stock Market of its determination to delist the Company’s shares of common stock from The Nasdaq National Market at the opening of business on November 24, 2004 for failure to comply with Nasdaq Marketplace Rule 4450(a)(2).  This rule requires the Company maintain a minimum market value of publicly held shares of $5,000,000 over the previous 30 days.  As previously reported, the Company had received a notification of non-compliance with this rule on August 13, 2004, which gave the Company 90 calendar days (until November 11, 2004) to regain compliance with the rule.  The Nasdaq Stock Market further noted that the Company does not comply with the minimum $10,000,000 stockholders’ equity requirement for continued listing pursuant to Nasdaq Marketplace Rule 4450(a)(3), which is an additional basis for the delisting of the Company’s securities.

On November 18, 2004, the Company issued a press release announcing that it had received such notification and that its shares would be delisted at the opening of business on November 24, 2004.  A copy of the press release dated November 18, 2004 is attached as Exhibit 99.1 hereto and such exhibit is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED EXTRUSION TECHNOLOGIES, INC.

By:
		Name:	Brian P. Crescenzo
		Title:	Vice President, Secretary
and Chief Financial Officer

Date: November 18, 2004

EXHIBIT INDEX

Exhibit 10.1	Fifth Amendment, dated as of November 4, 2004, to the Restructuring Agreement dated August 24, 2004.

Exhibit 99-1	Press Release dated November 18, 2004